UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2015

CannaPharmaRx, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27055	27-4635140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Collins Drive, Suite 100, Carneys Point, New Jersey		08069
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856-376-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously announced in a Form 8-K filed on May 27, 2015, on May 20, 2015 the Board of Directors (the "Board") of CannaPharmaRx, Inc., a Delaware corporation (the "Company"), resolved that its 2015 Annual Meeting of the stockholders (the "Annual Meeting") of the Company will be held on Friday, August 14, 2015. The Board also approved June 26, 2015 as the record date for the 2015 Annual Meeting.

On July 1, 2015, the Board resolved to change the date of the Annual Meeting to allow for better communication particularly with the new stockholders created by the recent merger by and among CannaPharmaRX, Inc., a Colorado corporation, the Company and CPHR Acquisition Corp., a Delaware corporation, which was completed on June 29, 2015. The Board resolved that the Annual Meeting will now be held on Friday, August 28, 2015 at 9am EDT, at its corporate headquarters located at One Collins Drive, Suite 100, Carneys Point, NJ 08069-3640. The Board also approved July 10, 2015 as the new record date for the Annual Meeting. Only stockholders of record as of the close of business on July 10, 2015 may attend and vote at the 2015 Annual Meeting or any adjournment thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CannaPharmaRx, Inc.

July 7, 2015	By:	/s/ Gerald E. Crocker

Name: Gerald E. Crocker
Title: Chief Executive Officer and Director